EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-191833) of our reports dated March 5, 2015 with respect to the consolidated financial statements of Costamare Inc. and the effectiveness of internal control over financial reporting of Costamare Inc. included in this Annual Report (Form 20-F) for the year ended December 31, 2014.

/s/ ERNST & YOUNG (HELLAS) CERTIFIED AUDITORS ACCOUNTANTS S.A.

Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
March 5, 2015